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                                                                    Exhibit 99.1


                                                                 [CHEVRON LOGO]


Dear Stockholders:

The upper portion of this card is your ticket to attend the special meeting. I invite you to attend the Special Meeting of Stockholders of Chevron Corporation in Building A at Chevron Park, 6001 Bollinger Canyon Road, in San Ramon, California. Please bring this ticket with you to the special meeting. It is your admission ticket.

The lower portion of this card is your proxy for the special meeting. It is important that you vote your shares. You may vote by telephone, by the internet or by mail. If you wish to vote by telephone or by the internet, instructions are printed on the reverse side of this card. If you wish to vote by mail, mark, sign, date and return the proxy (the lower portion of this card) using the enclosed envelope.

Sincerely,


Lydia I. Beebe
Corporate Secretary

SPECIAL MEETING OF STOCKHOLDERS OF CHEVRON CORPORATION

          -  Meeting Date:                              , 2001
          -  Meeting Time:                a.m. (doors open at        a.m.)
          -  Meeting Location:    Chevron Park
                                  Building A
                                  6001 Bollinger Canyon Road
                                  San Ramon, California

                         This is your admission ticket.
          Please have it out and available when you enter the meeting.

Note: Cameras, tape recorders, cell phones, etc. will not be allowed in the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc. will be subject to an inspection as you enter the meeting. We regret any inconvenience this may cause you.

                 (See reverse side for additional information.)


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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CHEVRON CORPORATION


The undersigned stockholder of Chevron Corporation hereby appoints Samuel H. Armacost, Carla A. Hills and David J. O'Reilly, and each of them, proxy holders of the undersigned each with the power of substitution to represent and to vote all the shares of Common Stock of Chevron Corporation held of record by the undersigned on [record date], 2001, at the Special Meeting of Stockholders of Chevron Corporation to be held on [meeting date], 2001, and any adjournment thereof. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board's recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.


       (Continued, and to be marked, dated and signed, on the other side)

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CHEVRON CORPORATION                     VOTE BY INTERNET - www.proxyvote.com
C/O PROXY SERVICES                      Use the Internet to transmit your voting
P.O. BOX 9142                           instructions and for electronic delivery
FARMINGDALE, NY 11735                   of information. Have your proxy card in
                                        hand when you access the web site. You
                                        will be prompted to enter your 12-digit
                                        Control Number which is located below to obtain your records and create an electronic voting instruction form.

                                        VOTE BY PHONE - 1-800-___-____
                                        Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions in Vote Voice provides you.

                                        VOTE BY MAIL -
                                        Mark, sign and date your proxy card and
                                        return it in the postage-paid envelope
                                        we've provided or return to Chevron
                                        Corporation, c/o ADP, 51 Mercedes Way,
                                        Edgewood, NY 11717.



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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:   KEEP THIS PORTION FOR YOUR RECORDS
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              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHEVRON CORPORATION

IN CONNECTION WITH THE PROPOSED ACQUISITION OF TEXACO, YOUR BOARD RECOMMENDS FOR AND YOUR PROXY HOLDERS WILL VOTE FOR THE FOLLOWING UNLESS YOU DIRECT OTHERWISE:

1.  Issuance of common stock to Texaco         For [ ]  Against [ ]  Abstain [ ]
stockholders at a ratio of 0.77 shares
of ChevronTexaco common stock for each
share of Texaco common stock

2.  Amendment of Restated Certificate of       For [ ]  Against [ ]  Abstain [ ]
Incorporation to Change the Name of the
Corporation to "ChevronTexaco
Corporation"


Signature(s)_____________________________________________  Date_____________

Please sign your name exactly as it appears hereon. When signing for shares that are owned jointly, each stockholder please sign. When signing as an executor, administrator, trustee, custodian or guardian, please give your full title. When signing on behalf of a corporation, please sign in the full corporate name by an authorized officer.
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